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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Communication Systems, Inc.

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2002 (March 25, 2002 as to Note 9) included in the Annual Report on Form 10-K of Communication Systems, Inc. for the fiscal year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
August 19, 2002

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  Exhibit 23.2